EXHIBIT 16.1

September 23, 2015

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549

Re: Studio One Media, Inc.

We have read the statements of Studio One Media, Inc. included in the Form 8-K dated September 23, 2015 and agree with such statements.

/s/ Sadler, Gibb & Associates, LLC

SADLER, GIBB & ASSOCIATES, LLC
Salt Lake City, Utah
September 23, 2015